Exhibit 99.1
Ambac Financial Group Completes Acquisition of ArmadaCare
NEW YORK, November 3, 2025—Ambac Financial Group, Inc. (“Ambac”) (NYSE: AMBC), an insurance holding company, today announced it has completed its previously disclosed acquisition of ArmadaCare, a leading supplemental health insurance program manager, from SiriusPoint Ltd.
ArmadaCare will continue to be led by its existing management team, including Chief Executive Officer Ed Walker. It will retain its brand and operate as a wholly owned subsidiary of Ambac.
“We are thrilled to welcome the ArmadaCare team,” Ambac President and Chief Executive Officer Claude LeBlanc said. “ArmadaCare strengthens our financial profile, diversifies our distribution platform, and offers complementary capabilities to our existing accident and health businesses.”
Walker added, “The ArmadaCare team is excited to be joining the Ambac family and continuing our successful capacity partnership with SiriusPoint. Congratulations to all for getting the transaction over the finish line! We look forward to the next chapter in ArmadaCare’s journey.”
About Ambac
Ambac Financial Group, Inc. (“Ambac”) is an insurance holding company headquartered in New York City. Ambac consists of a diverse mix of specialty insurance underwriting and distribution businesses in the U.S. and U.K. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. For more information, visit www.ambac.com.
About ArmadaCare
A leading insurance program manager, ArmadaCare delivers uncommon health insurance solutions designed to enhance ordinary health benefits. With the steadfast belief that health insurance should be better, ArmadaCare’s plans fill voids in coverage for routine and unexpected healthcare expenses, offer valuable health and productivity support services, and invite usage with modern conveniences and people-first service. The result gives our clients the edge they need to retain, recruit, and reward key talent. Learn more at www.ArmadaCare.com.
Forward Looking Statements
In this press release, we have included statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report. Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Ambac’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) our inability to achieve investment objectives; (6) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (7) the Company’s indebtedness could adversely affect the Company’s financial condition and operating flexibility; (8) Ambac may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its outstanding indebtedness and financial condition; (9) failure of specialty insurance program partners to properly market, underwrite or administer policies; (10) inability to obtain reinsurance coverage on economic terms; (11) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (12) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (13) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (14) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (15) disagreements or disputes with Ambac's insurance regulators; (16) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (17) adverse impacts from changes in prevailing interest rates; (18) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (19) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (20) the Company’s ability to adapt to the rapid pace of regulatory change; (21) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (22) system security risks, data protection breaches and cyber attacks; (23) failures in services or products provided by third parties; (24) political developments that disrupt the economies where the Company has insured exposures; (25) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (26) fluctuations in foreign currency exchange rates; (27) failure to realize our business expansion plans or failure of such plans to create value; (28) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (29) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (30) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (31) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (32) difficulties in integrating acquired businesses into our business; and (33) other risks and uncertainties that have not been identified at this time.

CONTACTS
Investors:
ir@ambac.com
Media:
Kate Smith
Director, Corporate Communications
(212) 208-3452
ksmith@ambac.com
Source: Ambac Financial Group, Inc.